UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(713) 849-9911

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On January 2, 2020, Flotek Industries, Inc. (the “Company”) notified John W. Chisholm of the termination of his Employment Period (as defined therein) under the Employment Agreement, dated May 20, 2019, by and between the Company and Mr. Chisholm (as amended, the “Chisholm Employment Agreement”), to be effective as of 11:59 pm Central Time on January 5, 2020.

Summaries of the material terms of the Chisholm Employment Agreement and the amendment thereto may be found in the Current Reports on Form 8-K filed by the Company on May 24, 2019 and October 24, 2019, respectively, which summaries are incorporated herein by reference. A summary of the material circumstances surrounding the termination of Mr. Chisholm’s Employment Period are set forth under Item 5.02 of this Current Report on Form 8-K, which summary is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John W. Gibson, Jr. as Chief Executive Officer, President and Director

As previously announced, on December 21, 2019, the Company entered into an Employment Agreement with John W. Gibson, Jr. pursuant to which he will serve as Chief Executive Officer, President, director and Chairman of the Board of Directors of the Company (the “Board”) beginning on January 6, 2020. On January 2, 2020, the Board formally appointed Mr. Gibson to serve as the Company’s Chief Executive Officer and President, effective as of January 6, 2020, to serve until his earlier resignation, removal or death. Also on January 2, 2020, the Board formally appointed Mr. Gibson to serve as a director on the Board to fill the vacancy created by Mr. Chisholm’s resignation (as described below), and formally elected Mr. Gibson as the Chairman of the Board, in each case, to be effective as of January 6, 2020.

The disclosures required by Item 5.02(c) of Form 8-K were set forth in Item 5.02 of the Current Report on Form 8-K filed by the Company on December 27, 2019 and are incorporated herein by reference.

Departure of John W. Chisholm as Chief Executive Officer, President and Director

On January 2, 2020, the Company notified Mr. Chisholm of the termination of his Employment Period under the Chisholm Employment Agreement to be effective as of 11:59 pm Central Time on January 5, 2020. At that time, Mr. Chisholm will cease to be the Company’s Chief Executive Officer and President.

On January 3, 2020, John W. Chisholm notified the Company of his resignation from the Board, to be effective as of 11:59 pm Central Time on January 5, 2020. Mr. Chisholm’s resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing the leadership transition described above. The January 6, 2020 press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 6, 2020	/s/Elizabeth T. Wilkinson
Name: Elizabeth T. Wilkinson
Title: Chief Financial Officer